UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.

                            FORM 8-K

                         CURRENT REPORT
           Pursuant to Section 13 or Section 15(d) of
               The Securities Exchange Act of 1934


Date of Report:  September 3, 1997


                 WASHINGTON NATIONAL CORPORATION
     (Exact name of registrant as specified in its charter)


DELAWARE                       1-7369                      36-2663225
(State or other               (Commission                  (IRS Employer
jurisdiction of               File Number)               Identification No.)
incorporation)


      300 Tower Parkway, Lincolnshire, Illinois               60069
       (Address of principal executive offices)             (Zip Code)

 Registrant's telephone number, including area code:  (847) 793-3000

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Item 5.        Other Events.

     Washington National Corporation issued a press release yesterday announcing that it and PennCorp Financial Group, Inc. have mutually terminated their November 1996 merger agreement, effective immediately. Washington National stated that it remains in active discussions with PennCorp regarding the possibility of restructuring the transaction. Washington
National also intends to explore other options as part of its continuing effort to maximize shareholder value. However, there can be no assurance that Washington National will enter into any transaction or that any such transaction will be on terms more favorable than the previous merger agreement with PennCorp.

     A copy of the press release is attached hereto as Exhibit
99.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WASHINGTON NATIONAL CORPORATION
                                         (Registrant)



Date:  September 3, 1997           By: /s/ Craig R. Edwards
                                   Craig R. Edwards, Vice President,
                                   General Counsel and Secretary